Exhibit 10.70

Complementary Agreement of Land Mortgage Loan Contract

Party A (Lender): Shijiazhuang Zhongbo Automobile Co., Ltd. (hereinafter referred to as "Party A")

Party B (Borrower): Northern Altair Nanotechnologies Co., Ltd. (hereinafter referred to as "Party B")

1. Party A and Party B signed two sums of land mortgage loan contracts respectively in September 2015 and March 2016; the total amount of the two loan contract is RMB 59,400,000.00. After friendly negotiation of both parties, the loan interest of Article I under the original contract has changed as: The loan interest of the two sums in 2015 and 2016 is zero; it begins to calculate interest accrual from 2017.

2. The original contract clauses are invariant.

3. This agreement is in quadruplicate with Party A and Party B holding two respectively.

Party A: Shijiazhuang Zhongbo Automobile Co., Ltd. Shijiazhuang Zhongbo Automobile Co., Ltd. (Seal)	Party B: Northern Altair Nanotechnologies Co., Ltd. Northern Altair Nanotechnologies Co., Ltd.
Legal representative (or authorized representative): Sun Guohua	Legal representative (or authorized representative): Wei Guohua
MM/DD/YYYY	MM/DD/YYYY